UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on September 12, 2016, Farmland Partners Inc. (the “Company”), Farmland Partners Operating Partnership, LP (the “Operating Partnership”), Farmland Partners OP GP LLC (the “General Partner”), FPI Heartland LLC (“Parent Merger Sub”), FPI Heartland Operating Partnership, LP (“OP Merger Sub”) and FPI Heartland GP LLC entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Farmland Company (“AFCO”) and American Farmland Company L.P. (“AFCO OP”).

Pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, OP Merger Sub will be merged with and into AFCO OP (the “Partnership Merger”) at the effective time of the Partnership Merger, whereupon the separate existence of OP Merger Sub will cease and AFCO OP will be the surviving entity and a subsidiary of Company and OP Merger Sub GP, with OP Merger Sub GP serving as its general partner; and AFCO will be merged with and into Parent Merger Sub (the “Company Merger” and, together with the Partnership Merger, the “Mergers”) at the effective time of the Company Merger (the “Company Merger Effective Time”), whereupon the separate existence of AFCO will cease and Merger Sub will be the surviving entity and a wholly-owned subsidiary of the Company.

On November 15, 2016, the Company entered into an employment agreement (the “Employment Agreement”) with Robert L. Cowan, who currently serves as AFCO’s President and Chief Investment Officer, which will become effective at the Company Merger Effective Time. At the Company Merger Effective Time, Mr. Cowan’s current employment agreement with AFCO will be terminated, and Mr. Cowan will not be entitled to any severance, change of control payment or other similar payments pursuant to that agreement.

The Employment Agreement provides for a term of one year commencing at the Company Merger Effective Time, during which time Mr. Cowan will serve as the President of the Company. If Mr. Cowan’s employment continues following the expiration of the one-year term, his employment will be considered “at-will,” and will not be covered by the Employment Agreement. Pursuant to the Employment Agreement, Mr. Cowan will be paid a base salary of $300,000, subject to annual review by the Board of Directors (the “Board”) of the Company, and will be eligible to receive an annual bonus based on at least 60% of his base salary upon the attainment of one or more performance goals established by the Board. The salary and bonus thresholds under the Employment Agreement are the same as those under Mr. Cowan’s current employment agreement with AFCO. Mr. Cowan will also be eligible to receive equity and other long-term incentive awards under the Company’s Amended and Restated 2014 Equity Incentive Plan or any applicable plan adopted by the Company during the term of his employment. The Company expects to grant $1.0 million in restricted shares of its common stock to Mr. Cowan upon completion of the Mergers, pursuant to the Company’s Amended and Restated 2014 Equity Incentive Plan. Mr. Cowan will not be entitled to any payments pursuant to a Separation Agreement with AFCO because of his continued employment with the Company following the consummation of the Company Merger. In addition, Mr. Cowan will not be entitled to receive shares of the Company’s common stock in the Company Merger in respect of his restricted stock units of AFCO that would otherwise be deemed fully earned and vested at the effective time of the Company Merger pursuant to Mr. Cowan’s restricted stock unit award agreement with AFCO.

The Employment Agreement provides that if Mr. Cowan’s employment is terminated due to his death, Mr. Cowan will be entitled to receive (i) any unpaid base salary through the termination date; (ii) any annual bonus earned and accrued but unpaid; (iii) any accrued by unused vacation time in accordance with Company policy; and (iv) reimbursement for any unreimbursed business expenses incurred through the termination date. If Mr. Cowan’s employment is terminated due to his disability, Mr. Cowan will be entitled to any accrued benefits and reimbursement for the amount equal to the continuation coverage premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) paid by Mr. Cowan for a period of up to 18 months, subject to certain restrictions.

The Employment Agreement also provides that if Mr. Cowan’s employment is terminated by the Company for “cause” or by Mr. Cowan without “good reason” (each as defined in the Employment Agreement), Mr. Cowan will be entitled to any accrued benefits. If Mr. Cowan’s employment is terminated by the Company without “cause” or by Mr. Cowan for “good reason,” Mr. Cowan will be entitled to (i) any accrued benefits; (ii) one and a half times (1.5x) the sum of (A) his base salary in effect on the termination date, (B) the average annual bonus earned by Mr. Cowan for the two (2) fiscal years ending during his employment period and immediately preceding the fiscal year in which termination occurs, plus (C) the average equity award value of the two most recent annual grants, subject to certain restrictions; (iii) reimbursement for the amount equal to the COBRA continuation coverage premiums paid by Mr. Cowan for a period of up to 18 months, subject to certain restrictions; and (iv) any equity-based awards that are outstanding on the termination date, which shall immediately become fully vested and, as applicable, exercisable.

Upon commencement of Mr. Cowan’s employment, the Company will enter into an indemnification agreement with Mr. Cowan substantially in the form as that entered into with the Company’s other executive officers and directors, the terms of which are described in the Company’s Definitive Proxy Statement for its 2016 annual meeting of stockholders filed with the Securities and Exchange Commission on April 14, 2016.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on current expectations, estimates and projections about the industry, markets in which the Company operates, management’s beliefs, assumptions made by management and the transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company, the Operating Partnership and others following announcement of the Merger Agreement; (3) the inability to complete the Mergers due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Mergers; (4) risks that the proposed transaction disrupts current plans and operations of the Company; (5) the ability to recognize the benefits of the Mergers; and (6) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Mergers; and other risks that are set forth under “Risk Factors” in Amendment No. 1 to the Company’s Registration Statement on Form S-4, filed with the SEC on November 15, 2016, and other documents it files with the SEC. All forward-looking statements speak only as of the date of this Current Report on Form 8-K or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. Except as may be required by law, the Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated November 15, 2016, by and between Farmland Partners Inc. and Robert L. Cowan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

November 18, 2016	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated November 15, 2016, by and between Farmland Partners Inc. and Robert L. Cowan.